   As filed with the Securities and Exchange Commission on October 19, 2001

                                                           Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                   TOO, INC.
            (Exact name of Registrant as specified in its charter)

            Delaware                                         31-1333930
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                3885 Morse Road
                             Columbus, Ohio 43219
             (Address of Registrant's principal executive offices)


                                   TOO, INC.
                  SECOND AMENDED AND RESTATED 1999 STOCK PLAN
                          FOR NON-ASSOCIATE DIRECTORS
                           (Full Title of the Plan)

                              Kent A. Kleeberger
               Executive Vice President--Chief Financial Officer
                                   Too, Inc.
                                3885 Morse Road
                             Columbus, Ohio 43219
                                (614) 479-3500
           (Name, address and telephone number of agent for service)

                         Copies of Correspondence to:
                           Curtis A. Loveland, Esq.
                      Porter, Wright, Morris & Arthur LLP
                             41 South High Street
                             Columbus, Ohio 43215

                        Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------

                                          Proposed Maximum       Proposed Maximum         Amount of
Title of Securities      Amount to be     Offering Price         Aggregate Offering       Registration
to be Registered         Registered       Per Share*             Price*                   Fee*

--------------------------------------------------------------------------------------------------------
Common Stock,
$ .01 par value          200,000          $24.615                $4,923,000.00            $1,231.00

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Too, Inc. Common Stock as reported on the New York Stock Exchange on October 15, 2001.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Too, Inc. Common Stock, $.01 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information concerning the Too, Inc. Second Amended and Restated 1999 Stock Plan for Non-Associate Directors, specified in
Part I, will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

     We incorporate by reference into this Registration Statement the contents of the Form S-8 Registration Statement previously filed with the Securities and Exchange Commission by the Registrant on October 22, 1999 (Registration No. 333-89533).

                                  Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 17, 2001.

                            Too, Inc.


                            By:  /s/ Kent A. Kleeberger
                               -------------------------------------------------
                                 Kent A. Kleeberger, Executive Vice President-- Chief Financial Officer

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                                            Title                               Date
Michael W. Rayden*                          Chairman of the Board of Directors,         October 17, 2001
-------------------------------             President and Chief Executive Officer
Michael W. Rayden                           (Principal Executive Officer)

/s/ Kent A. Kleeberger                      Director, Executive Vice President -        October 17, 2001
-------------------------------             Chief Financial Officer, Logistics
Kent A. Kleeberger                          and Systems, Secretary and Treasurer
                                            (Principal Financial and Accounting
                                            Officer)

Nancy J. Kramer*                            Director                                    October 17, 2001
-------------------------------
Nancy J. Kramer

David A. Krinsky*                           Director                                    October 17, 2001
-------------------------------
David A. Krinsky

Philip E. Mallott*                          Director                                    October 17, 2001
-------------------------------
Philip E. Mallott

                                            Director
_______________________________
James U. McNeal, Ph.D.

Kenneth James Strottman*                    Director                                    October 17, 2001
-------------------------------
Kenneth James Strottman




* By: /s/ Kent A. Kleeberger
  --------------------------------------
  Kent A. Kleeberger
  Attorney-in-Fact for each of the persons indicated

                         Registration No. 333-_______




                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                           ________________________


                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933


                           -------------------------


                                   Too, Inc.


                           -------------------------

                                   EXHIBITS

                           -------------------------

                                 EXHIBIT INDEX


Exhibit
Number                             Exhibit Description
------                             -------------------

4(a)           *    Too, Inc. Second Amended and Restated 1999 Stock Plan for
                    Non- Associate Directors.

4(b) First Amended and Restated Articles of Incorporation of Too, Inc. (Exhibit 3.1 to Current Report on Form 8-K filed on October 1, 1999, and incorporated herein by reference).

4(c) Amended and Restated Bylaws of Too, Inc. (Exhibit 3.2 to Current Report on Form 8-K filed on October 1, 1999, and incorporated herein by reference).

5              *    Opinion of Porter, Wright, Morris & Arthur LLP regarding
                    legality.

23(a)          *    Consent of Porter, Wright, Morris & Arthur LLP (included in
                    Exhibit 5 filed herewith).

23(b)          *    Consent of PricewaterhouseCoopers LLP.

24             *    Powers of Attorney.


___________________________

* Filed with this Registration Statement.